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                                                                    EXHIBIT 99-a
                                [ALLEGHENY LOGO]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          ALLEGHENY POWER SYSTEM, INC.

                             10435 DOWNSVILLE PIKE
                           HAGERSTOWN, MARYLAND 21740


     The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Allegheny Power System, Inc., a Maryland corporation ("APS"), to be held at Howard Johnson of Hagerstown, 1718 Underpass Way, Hagerstown, Maryland 21740 at 1:00 p.m., local time on August 7, 1997 (the "Meeting"), and at any adjournments or postponements thereof, and the Joint Proxy Statement/ Prospectus furnished in connection therewith, and (2) appoints Alan J. Noia, Thomas K. Henderson and Eileen M. Beck and each of them, as his or her proxies (with full power of substitution) for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, par value $1.25 per share, of APS (the "APS Common Stock") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournments or postponements thereof.


     The undersigned directs that this proxy be voted as follows:

(1) To consider and vote upon a proposal to issue shares of APS Common Stock pursuant to the Agreement and Plan of Merger, dated as of April 5, 1997 (the "Merger Agreement"), among DQE, Inc., a Pennsylvania corporation ("DQE"), APS and AYP Sub, Inc., which is to be formed as a Pennsylvania corporation and a wholly owned subsidiary of APS ("Merger Sub"), pursuant to which Merger Sub will be merged (the "Merger") with and into DQE and DQE will become a wholly owned subsidiary of APS, and to approve the transactions contemplated thereby.

          [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

(2) To consider and vote upon a proposal to adopt an amendment to the Restated Charter of APS to change the name of APS to Allegheny Energy, Inc.

          [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

(3) In the discretion of the proxies named above, on such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
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[Allegheny Logo]
10435 Downsville Pike
Hagerstown, Maryland 21740

   Notwithstanding stockholder approval of proposal number 1, APS reserves the right to terminate the Merger Agreement and abandon the Merger at any time prior to the consummation of the Merger, subject to the terms and conditions of the Merger Agreement.

   Holders of APS Common Stock will not be entitled to appraisal rights in connection with the Merger or the other matters to be voted on at the Meeting.

   The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the APS Common Stock and hereby ratifies and confirms all that the proxies named above, their substitutes, or any of them may lawfully do by virtue hereof.

   PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                                       Date:

                                      -----------------------------------, 1997

                                       -----------------------------------------

                                               Signature of Stockholder

                                       -----------------------------------------
                                         Signature of Stockholder (if jointly
                                                         held)

                                       PLEASE DATE THIS PROXY AND SIGN YOUR NAME
                                       EXACTLY AS IT APPEARS HEREON. WHERE THERE
                                       IS MORE THAN ONE OWNER, EACH SHOULD SIGN.
                                       WHEN SIGNING AS AN ATTORNEY,
                                       ADMINISTRATOR, EXECUTOR, GUARDIAN, OR
                                       TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH.
                                       IF EXECUTED BY A CORPORATION, THE PROXY
                                       SHOULD BE SIGNED BY A DULY AUTHORIZED
                                       OFFICER AND STATE THE FULL NAME OF THE
                                       CORPORATION.